    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2002.
                                                          REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

      (Exact Name of Registrant as Specified in its Governing Instruments)

                         MARYLAND                                                    04-3474810
              (State or other jurisdiction of                           (I.R.S. Employer Identification No.)
              incorporation or organization)

                              535 BOYLSTON STREET
                                BOSTON, MA 02116
                                 (617) 247-2200

         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                             THOMAS C. PRENDERGAST
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                              535 BOYLSTON STREET
                                BOSTON, MA 02116
                           Telephone: (617) 247-2200
                            Telecopy: (617) 267-4557
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                         ------------------------------

                                WITH COPIES TO:

              VICTOR J. PACI, ESQ.                                J. WARREN GORRELL, JR., ESQ.
           STEPHEN H. FABERMAN, ESQ.                                 DAVID W. BONSER, ESQ.
                BINGHAM DANA LLP                                     HOGAN & HARTSON L.L.P.
               150 Federal Street                                 555 Thirteenth Street, N.W.
                Boston, MA 02110                                  Washington, D.C. 20004-1109
           Telephone: (617) 951-8000                               Telephone: (202) 637-5600
            Telecopy: (617) 951-8736                                Telecopy: (202) 637-5910

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         ------------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-69118

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                                         MAXIMUM
                                                                        OFFERING         PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO              PRICE              AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $0.001 par value per share....       2,300,000             $25.00             $57,500,000            $5,290

(1) Amount represents an increase in the offering size from 18,400,000 shares to 20,700,000 shares, of which 18,400,000 shares were previously registered.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement on Form S-11 is filed by Heritage Property Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to
Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-11, including the amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-69118) pursuant to the Act is incorporated by reference to this Registration Statement.

EXHIBITS


   5.1                  Opinion of Ballard Spahr Andrews & Ingersoll, LLP with
                        respect to the legality of the shares being registered
  23.1                  Consent of KPMG LLP
  23.2                  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
  99.1                  Consent of Richard C. Garrison, as a director nominee
  99.2                  Consent of Kevin C. Phelan, as a director nominee
  99.3                  Consent of Kenneth K. Quigley, Jr., as a director nominee
  99.4                  Consent of Robert J. Watson, as a director nominee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 24th day of April, 2002.

                                                       HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                                       By:          /s/ THOMAS C. PRENDERGAST
                                                            -----------------------------------------
                                                                      Thomas C. Prendergast
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
              /s/ THOMAS C. PRENDERGAST                President and Chief Executive
     -------------------------------------------         Officer, Director (principal   April 24, 2002
                Thomas C. Prendergast                    executive officer)

                          *
     -------------------------------------------       Director                         April 24, 2002
                   Joseph L. Barry

                          *
     -------------------------------------------       Director                         April 24, 2002
                  David W. Laughton

                          *
     -------------------------------------------       Director                         April 24, 2002
               William M. Vaughn, III

                          *
     -------------------------------------------       Director                         April 24, 2002
                  Bernard Cammarata

                          *
     -------------------------------------------       Director                         April 24, 2002
                    Robert Falzon

     -------------------------------------------       Director                         April   , 2002
                    Paul V. Walsh

                                                       Senior Vice President, Chief
                  /s/ DAVID G. GAW                       Financial Officer and
     -------------------------------------------         Treasurer (principal           April 24, 2002
                    David G. Gaw                         financial officer)

                                                       Vice President of Finance and
               /s/ PATRICK O'SULLIVAN                    Assistant Treasurer
     -------------------------------------------         (principal accounting          April 24, 2002
                 Patrick O'Sullivan                      officer)

/s/ THOMAS C. PRENDERGAST
-------------------------------------------
By: Attorney-in-Fact

                                 EXHIBIT INDEX

       NUMBER                             DESCRIPTION OF DOCUMENT
       ------           ------------------------------------------------------------
   5.1                  Opinion of Ballard Spahr Andrews & Ingersoll, LLP with
                        respect to the legality of the shares being registered
  23.1                  Consent of KPMG LLP
  23.2                  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
  99.1                  Consent of Richard C. Garrison, as a director nominee
  99.2                  Consent of Kevin C. Phelan, as a director nominee
  99.3                  Consent of Kenneth K. Quigley, Jr., as a director nominee
  99.4                  Consent of Robert J. Watson, as a director nominee